Exhibit 99.1

Contacts:	For Media:	John Calagna (212) 578-6252

	For Investors:	Edward Spehar (212) 578-7888

METLIFE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 RESULTS

NEW YORK, Feb. 11, 2015 – MetLife, Inc. (NYSE: MET) today reported the following results for the fourth quarter and full year 2014:

Fourth Quarter Results

MetLife reported operating earnings* of $1.6 billion, up 2 percent over the fourth quarter of 2013. On a per share basis, operating earnings were $1.38, up 1 percent over the prior year quarter. Operating earnings in the Americas grew 4 percent on a reported basis and 6 percent on a constant currency basis. Operating earnings in Asia increased 3 percent on a reported basis and 9 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) decreased 4 percent on a reported basis but increased 9 percent on a constant currency basis.

Fourth quarter 2014 operating earnings included the following items:

•	a previously announced increase in asbestos legal reserves, which decreased operating earnings by $117 million, or $0.10 per share, after tax

•	tax adjustments in Latin America and EMEA, which increased operating earnings by $27 million, or $0.02 per share, after tax

•	favorable catastrophe experience and prior year development, which increased operating earnings by $16 million, or $0.01 per share, after tax

•	certain insurance adjustments in the Americas and an actuarial update in Asia, which increased operating earnings by $5 million, after tax

MetLife’s operating return on equity (ROE)*, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), was 11.3 percent for the fourth quarter and the company’s tangible operating ROE* was 14.1 percent.

On a GAAP basis, MetLife reported fourth quarter 2014 net income of $1.5 billion, or $1.30 per share. Net income includes $120 million, after tax, in net derivative gains, reflecting falling interest rates and the weakening of foreign currencies against the dollar. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Premiums, fees & other revenues* were $13.1 billion, essentially unchanged from the fourth quarter of 2013 and up 3 percent on a constant currency basis from the fourth quarter of 2013.

Book value, excluding AOCI other than FCTA*, was $49.53 per share, up 5 percent from $47.01 per share at December 31, 2013.

Full Year Results

For the full year 2014, MetLife reported operating earnings of $6.6 billion, up 5 percent over 2013. The increase reflects operating earnings growth of 7 percent in the Americas (8 percent on a constant currency basis), 4 percent in Asia (8 percent on a constant currency basis) and 10 percent in EMEA (16 percent on a constant currency basis). On a per share basis, 2014 operating earnings were $5.74, up 2 percent over 2013.

MetLife reported full year 2014 net income of $6.2 billion, or $5.42 per share.

“Our full-year 2014 results demonstrated solid growth across all of our regions,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “MetLife continues to run its business to create long-term shareholder value. Our operating earnings per share have grown at a compound annual rate of 9.6 percent from 2011 through 2014, and our full-year 2014 operating return on equity reached 12 percent for the second year in a row.”

FOURTH QUARTER & FULL YEAR 2014 SUMMARY

($ in millions, except per share data)	Three months ended Dec. 31			Year ended Dec. 31
	2014	2013	Change	2014	2013	Change
Premiums, fees & other revenues	$13,134	$13,073		$50,596	$48,622	4%
Total operating revenues	$18,245	$18,330		$71,080	$69,016	3%
Operating earnings	$1,583	$1,554	2%	$6,560	$6,261	5%
Operating earnings per share	$1.38	$1.37	1%	$5.74	$5.61	2%
Net income	$1,490	$877		$6,187	$3,246
Net income per share	$1.30	$0.77		$5.42	$2.91
Book value per share, excluding AOCI other than FCTA	$49.53	$47.01	5%
Book value per share – tangible common stockholders’ equity	$40.36	$36.91	9%
Book value per share	$61.85	$53.04	17%

*	Information regarding the non-GAAP financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Fourth Quarter 2014 Financial Supplement (which is available on the MetLife Investor Relations Web page at www.metlife.com).

BUSINESS DISCUSSIONS

All comparisons of the results for the fourth quarter of 2014 in the business discussions that follow are with the fourth quarter of 2013, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period.

THE AMERICAS

Total operating earnings for the Americas were $1.5 billion, up 4 percent (6 percent on a constant currency basis) driven by strong results across the region. Premiums, fees & other revenues for the Americas were $10.1 billion, up 1 percent (2 percent on a constant currency basis), and excluding pension closeouts, up 2 percent (3 percent on a constant currency basis).

Retail

Operating earnings for Retail were $683 million, up 4 percent, driven by favorable expenses and underwriting. Premiums, fees & other revenues for Retail were $3.4 billion, up 3 percent, primarily due to income annuity sales.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $235 million, up 2 percent, driven by favorable underwriting, partially offset by lower variable investment income. Premiums, fees & other revenues for Group, Voluntary & Worksite Benefits were $4.2 billion, up 3 percent, due to dental, disability and group auto & home.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $374 million, up 5 percent, due to favorable underwriting and business growth, partially offset by lower variable investment income. Premiums, fees & other revenues for Corporate Benefit Funding were $1.5 billion, down 5 percent, due to lower premiums across most products.

Latin America

Operating earnings for Latin America were $187 million, up 8 percent (up 26 percent on a constant currency basis), due to tax items and growth, partially offset by higher expenses. Premiums, fees & other revenues in Latin America were $1.0 billion, down 5 percent but up 6 percent on a constant currency basis. Total sales for the region increased 3 percent, driven by employee benefit sales in Brazil.

ASIA

Operating earnings for Asia were $335 million, up 3 percent (9 percent on a constant currency basis), driven by growth across Asia, primarily in Japan and Korea and a one-time benefit from an actuarial update. Premiums, fees & other revenues in Asia were $2.3 billion, down 3 percent on a reported basis but up 6 percent on a constant currency basis, driven by growth in Japan, Korea and Australia. As expected, year-over-year total sales for the region decreased 30 percent, impacted by a large Australian employee benefit sale and elevated Yen life sales in Japan in the fourth quarter of 2013. Excluding these items, sales for the region were up 1 percent, in part driven by increased accident and health sales.

EMEA

Operating earnings for EMEA were $85 million, down 4 percent but up 9 percent on a constant currency basis, driven by business growth, a one-time tax benefit and the conversion of certain operations to calendar-year reporting. Premiums, fees & other revenues were $671 million, down 4 percent but up 3 percent on a constant currency basis. Total sales for the region increased 22 percent, due to growth in emerging markets and strong employee benefit sales in the Middle East.

INVESTMENTS

Net investment income was $5.1 billion, down 3 percent. Variable investment income was $325 million ($211 million, after tax and DAC), compared with $460 million ($296 million, after tax and DAC) in the fourth quarter of 2013.

Changes in foreign currencies partially offset by lower interest rates contributed to derivative net losses of $40 million, after tax and other adjustments. Derivative net losses in the fourth quarter of 2013 were $357 million, after tax and other adjustments.

CORPORATE & OTHER

Corporate & Other reported an operating loss of $316 million compared to an operating loss of $278 million in the fourth quarter of 2013.

Conference Call

MetLife will hold its fourth quarter and full year 2014 earnings conference call and audio webcast on Thursday, Feb. 12, 2015, from 8-9 a.m. EST. The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-230-1074 (U.S.) or 612-234-9959 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. EST on Thursday, Feb. 12, 2015, until Thursday, Feb. 19, 2015, at 11:59 p.m. EST. To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 344928. To access the replay of the conference call over the Internet, visit the above-mentioned website.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, book value per share, excluding AOCI, other than FCTA, book value per share-tangible common stockholders’ equity, premiums, fees and other revenues, operating return on equity, excluding AOCI, other than FCTA, and tangible operating return on equity should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, book value per common share, excluding AOCI, other than FCTA, book value per common share-tangible common stockholders’ equity, premiums, fees and other revenues (operating), operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, and operating return on MetLife, Inc.’s tangible common stockholders’ equity, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife and are referred to as divested businesses. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

MetLife, Inc.’s tangible common stockholders’ equity is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI and is also reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax. MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, net investment gains (losses) and net derivative gains (losses), respectively. MetLife, Inc.’s tangible common stockholders’ equity and MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, should not be viewed as substitutes for total MetLife, Inc.’s stockholders’ equity calculated in accordance with GAAP. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Fourth Quarter 2014 Financial Supplement and/or in the tables that accompany this earnings news release.

Operating return on MetLife, Inc.’s tangible common stockholders’ equity is defined as operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by average MetLife, Inc.’s tangible common stockholders’ equity.

Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA is defined as operating earnings available to common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.

Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI is defined as operating earnings available to common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI.

Operating return on MetLife, Inc.’s common stockholders’ equity is defined as operating earnings available to common shareholders divided by average MetLife, Inc.’s common stockholders’ equity.

Return on MetLife, Inc.’s tangible common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by average MetLife, Inc.’s tangible common stockholders’ equity.

Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.

Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI.

Return on MetLife, Inc.’s common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by average MetLife, Inc.’s common stockholders’ equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe; (4) impact of comprehensive financial services regulation reform on us, as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company, and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) inability to attract and retain sales representatives; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders (1)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$10,267	$10,269	$39,022	$37,583
Universal life and investment-type product policy fees	2,336	2,317	9,541	9,085
Net investment income	5,111	5,257	20,484	20,394
Other revenues	531	487	2,033	1,954

Total operating revenues	18,245	18,330	71,080	69,016

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	10,287	10,304	39,478	37,746
Interest credited to policyholder account balances	1,409	1,468	5,661	6,015
Capitalization of DAC	(1,034)	(1,165)	(4,182)	(4,786)
Amortization of DAC and VOBA	953	983	4,027	4,083
Amortization of negative VOBA	(98)	(156)	(396)	(524)
Interest expense on debt	293	296	1,178	1,159
Other expenses	4,321	4,478	16,254	16,596

Total operating expenses	16,131	16,208	62,020	60,289

Operating earnings before provision for income tax	2,114	2,122	9,060	8,727
Provision for income tax expense (benefit)	500	537	2,378	2,344

Operating earnings	1,614	1,585	6,682	6,383
Preferred stock dividends	31	31	122	122

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,583	$1,554	$6,560	$6,261

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,614	$1,585	$6,682	$6,383
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (2), (3)	230	(178)	(197)	161
Net derivative gains (losses)	185	(373)	1,317	(3,239)
Premiums	5	2	45	91
Universal life and investment-type product policy fees	103	100	405	366
Net investment income	338	590	669	1,838
Other revenues	13	(13)	(3)	(34)
Policyholder benefits and claims and policyholder dividends	(320)	(281)	(1,000)	(1,620)
Interest credited to policyholder account balances	(539)	(675)	(1,282)	(2,164)
Capitalization of DAC	—	—	1	—
Amortization of DAC and VOBA	(5)	56	(105)	533
Amortization of negative VOBA	11	13	46	55
Interest expense on debt	(4)	(27)	(38)	(123)
Other expenses (3)	(55)	(68)	(114)	(539)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit (3), (4)	(49)	184	(87)	1,683

Income (loss) from continuing operations, net of income tax	1,527	915	6,339	3,391
Income (loss) from discontinued operations, net of income tax	—	1	(3)	2

Net income (loss)	1,527	916	6,336	3,393
Less: Net income (loss) attributable to noncontrolling interests	6	8	27	25

Net income (loss) attributable to MetLife, Inc.	1,521	908	6,309	3,368
Less: Preferred stock dividends	31	31	122	122

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,490	$877	$6,187	$3,246

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2014		2013		2014		2013
		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted
	(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders (1)
Operating earnings available to common shareholders	$1,583	$1.38	$1,554	$1.37	$6,560	$5.74	$6,261	$5.61
Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (2), (3)	230	0.20	(178)	(0.16)	(197)	(0.17)	161	0.14
Add: Net derivative gains (losses)	185	0.16	(373)	(0.33)	1,317	1.15	(3,239)	(2.90)
Add: Goodwill impairment	—	—	—	—	—	—	—	—
Add: Other adjustments to continuing operations (3)	(453)	(0.39)	(303)	(0.27)	(1,376)	(1.20)	(1,597)	(1.43)
Add: Provision for income tax (expense) benefit (3), (4)	(49)	(0.04)	184	0.17	(87)	(0.08)	1,683	1.51
Add: Income (loss) from discontinued operations, net of income tax	—	—	1	—	(3)	—	2	—
Less: Net income (loss) attributable to noncontrolling interests	6	0.01	8	0.01	27	0.02	25	0.02

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,490	$1.30	$877	$0.77	$6,187	$5.42	$3,246	$2.91

Weighted average common shares outstanding - diluted		1147.3		1138.1		1142.5		1116.2

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues (1)
Total operating premiums, fees and other revenues	$13,134	$13,073	$50,596	$48,622
Add: Adjustments to premiums, fees and other revenues	121	89	447	423

Total premiums, fees and other revenues	$13,255	$13,162	$51,043	$49,045

Reconciliation to GAAP Revenues and GAAP Expenses (1)
Total operating revenues	$18,245	$18,330	$71,080	$69,016
Add: Net investment gains (losses) (2), (3)	230	(178)	(197)	161
Add: Net derivative gains (losses)	185	(373)	1,317	(3,239)
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	6	7	20	7
Add: Other adjustments to revenues	453	672	1,096	2,254

Total revenues	$19,119	$18,458	$73,316	$68,199

Total operating expenses	$16,131	$16,208	$62,020	$60,289
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(2)	39	35	(196)
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to expenses (3)	914	943	2,457	4,054

Total expenses	$17,043	$17,190	$64,512	$64,147

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	December 31,
	2014	2013
Book Value (5)
Book value per common share	$61.85	$53.04
Less: Net unrealized investment gains (losses), net of income tax	14.34	7.50
Less: Defined benefit plans adjustment, net of income tax	(2.02)	(1.47)

Book value per common share, excluding AOCI other than FCTA	49.53	47.01
Less: Foreign currency translation adjustments, net of income tax	(2.91)	(1.48)

Book value per common share, excluding AOCI	$52.44	$48.49

Book value per common share, excluding AOCI other than FCTA	$49.53	$47.01
Less: Goodwill, net of income tax	8.62	9.33
Less: VODA and VOCRA, net of income tax	0.55	0.77

Book value per common share - tangible common stockholders’ equity (excludes AOCI other than FCTA)	$40.36	$36.91

Common shares outstanding, end of period (In millions)	1,131.9	1,122.0

	For the Three Months Ended December 31, (6)		For the Year Ended December 31,
	2014	2013	2014	2013
Return on Equity
Operating return on MetLife, Inc.’s (1):
Common stockholders’ equity	9.1%	10.5%	10.0%	10.4%
Common stockholders’ equity, excluding AOCI other than FCTA	11.3%	11.8%	12.0%	12.2%
Common stockholders’ equity, excluding AOCI	10.8%	11.5%	11.6%	11.9%
Tangible common stockholders’ equity (excludes AOCI other than FCTA)	14.1%	15.1%	15.2%	15.6%
Return on MetLife, Inc.’s (2):
Common stockholders’ equity	8.6%	5.9%	9.4%	5.4%
Common stockholders’ equity, excluding AOCI other than FCTA	10.7%	6.7%	11.3%	6.3%
Common stockholders’ equity, excluding AOCI	10.2%	6.5%	10.9%	6.2%
Tangible common stockholders’ equity (excludes AOCI other than FCTA)	13.3%	8.6%	14.3%	8.2%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(In millions)		(In millions)
Total Americas Operations: (1)
Operating earnings available to common shareholders	$1,479	$1,419	$5,704	$5,355
Add: Net investment gains (losses) (2)	82	(1)	(448)	61
Add: Net derivative gains (losses)	310	(8)	1,381	(1,659)
Add: Other adjustments to continuing operations	(349)	(282)	(1,193)	(844)
Add: Provision for income tax (expense) benefit	(25)	87	31	840
Add: Income (loss) from discontinued operations, net of income tax	—	1	(3)	1
Less: Net income (loss) attributable to noncontrolling interests	2	5	13	5

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,495	$1,211	$5,459	$3,749

Retail:
Operating earnings available to common shareholders	$683	$658	$2,646	$2,524
Add: Net investment gains (losses)	(32)	2	(7)	70
Add: Net derivative gains (losses)	(15)	55	564	(724)
Add: Other adjustments to continuing operations	(150)	(328)	(671)	(926)
Add: Provision for income tax (expense) benefit	71	96	42	554
Add: Income (loss) from discontinued operations, net of income tax	—	1	(2)	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$557	$484	$2,572	$1,499

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$235	$231	$865	$962
Add: Net investment gains (losses)	(29)	(7)	(39)	(21)
Add: Net derivative gains (losses)	232	(64)	525	(676)
Add: Other adjustments to continuing operations	(45)	(43)	(167)	(172)
Add: Provision for income tax (expense) benefit	(55)	39	(111)	304

Net income (loss) available to MetLife, Inc.’s common shareholders	$338	$156	$1,073	$397

Corporate Benefit Funding: (1)
Operating earnings available to common shareholders	$374	$357	$1,511	$1,295
Add: Net investment gains (losses) (2)	124	(12)	(432)	(8)
Add: Net derivative gains (losses)	96	9	352	(235)
Add: Other adjustments to continuing operations	(57)	10	(112)	87
Add: Provision for income tax (expense) benefit	(57)	(4)	52	53
Add: Income (loss) from discontinued operations, net of income tax	—	—	(1)	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$480	$360	$1,370	$1,192

Latin America:
Operating earnings available to common shareholders	$187	$173	$682	$574
Add: Net investment gains (losses)	19	16	30	20
Add: Net derivative gains (losses)	(3)	(8)	(60)	(24)
Add: Other adjustments to continuing operations	(97)	79	(243)	167
Add: Provision for income tax (expense) benefit	16	(44)	48	(71)
Less: Net income (loss) attributable to noncontrolling interests	2	5	13	5

Net income (loss) available to MetLife, Inc.’s common shareholders	$120	$211	$444	$661

Asia:
Operating earnings available to common shareholders	$335	$324	$1,288	$1,244
Add: Net investment gains (losses) (3)	137	78	512	343
Add: Net derivative gains (losses)	(410)	(183)	(532)	(1,057)
Add: Other adjustments to continuing operations (3)	(72)	(18)	(122)	(435)
Add: Provision for income tax (expense) benefit (3), (4)	99	(44)	35	487
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(3)
Less: Net income (loss) attributable to noncontrolling interests	4	7	19	22

Net income (loss) available to MetLife, Inc.’s common shareholders	$85	$150	$1,162	$557

EMEA:
Operating earnings available to common shareholders	$85	$89	$362	$329
Add: Net investment gains (losses)	(1)	(65)	(17)	(16)
Add: Net derivative gains (losses)	11	(26)	114	(6)
Add: Other adjustments to continuing operations	5	79	36	75
Add: Provision for income tax (expense) benefit	(28)	3	(88)	(33)
Less: Net income (loss) attributable to noncontrolling interests	(1)	—	1	3

Net income (loss) available to MetLife, Inc.’s common shareholders	$73	$80	$406	$346

Corporate & Other: (1)
Operating earnings available to common shareholders	$(316)	$(278)	$(794)	$(667)
Add: Net investment gains (losses)	12	(190)	(244)	(227)
Add: Net derivative gains (losses)	274	(156)	354	(517)
Add: Other adjustments to continuing operations	(37)	(82)	(97)	(393)
Add: Provision for income tax (expense) benefit	(95)	138	(65)	389
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	4
Less: Net income (loss) attributable to noncontrolling interests	1	(4)	(6)	(5)

Net income (loss) available to MetLife, Inc.’s common shareholders	$(163)	$(564)	$(840)	$(1,406)

See footnotes on last page.

MetLife, Inc.

GAAP Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(In millions)		(In millions)
Revenues
Premiums	$10,272	$10,271	$39,067	$37,674
Universal life and investment-type product policy fees	2,439	2,417	9,946	9,451
Net investment income	5,449	5,847	21,153	22,232
Other revenues	544	474	2,030	1,920
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(3)	(29)	(43)	(106)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(1)	(4)	(17)	(60)
Other net investment gains (losses) (2), (3)	234	(145)	(137)	327

Total net investment gains (losses)	230	(178)	(197)	161
Net derivative gains (losses)	185	(373)	1,317	(3,239)

Total revenues	19,119	18,458	73,316	68,199

Expenses
Policyholder benefits and claims	10,278	10,280	39,102	38,107
Interest credited to policyholder account balances	1,948	2,143	6,943	8,179
Policyholder dividends	329	305	1,376	1,259
Other expenses (3)	4,488	4,462	17,091	16,602

Total expenses	17,043	17,190	64,512	64,147

Income (loss) from continuing operations before provision for income tax	2,076	1,268	8,804	4,052
Provision for income tax expense (benefit) (3), (4)	549	353	2,465	661

Income (loss) from continuing operations, net of income tax	1,527	915	6,339	3,391
Income (loss) from discontinued operations, net of income tax	—	1	(3)	2

Net income (loss)	1,527	916	6,336	3,393
Less: Net income (loss) attributable to noncontrolling interests	6	8	27	25

Net income (loss) attributable to MetLife, Inc.	1,521	908	6,309	3,368
Less: Preferred stock dividends	31	31	122	122

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,490	$877	$6,187	$3,246

(1)

Certain amounts in the prior periods have been reclassified to conform with the current period segment presentation. In the first quarter of 2014, MetLife, Inc. began reporting the operations of MetLife Assurance Ltd. as divested business.

(2)	The year ended December 31, 2014 includes a pre-tax net investment loss of $633 million related to the sale of the wholly-owned subsidiary, MetLife Assurance Ltd.
(3)	The year ended December 31, 2013 includes net investment gains of $19 million, expenses of $154 million and a tax benefit of $119 million, related to a settlement of an acquisition tax contingency.
(4)

The three months and year ended December 31, 2013 includes a deferred tax benefit (expense) of ($86) million and $9 million, respectively, related to the conversion of the Japan branch to a subsidiary. The year ended December 31, 2013 also includes a deferred tax benefit of $52 million due to a revised estimate of effective tax rates related to net investment gains (losses) and other comprehensive income.

(5)	Book values exclude $2,043 million of equity related to preferred stock.
(6)	Annualized using quarter-to-date results.